Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER OPERATING RESULTS

•	Earnings of $77 million

•	Loan originations of $1.1 billion

•	Lease originations of $311 million

•	Annualized net credit losses of 4.0%

FORT WORTH, TEXAS May 4, 2011 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”), announced net income of $77 million for the quarter ended March 31, 2011.

Loan originations were $1.1 billion for the quarter ended March 31, 2011, compared to $935 million for the quarter ended December 31, 2010 and $624 million for the quarter ended March 31, 2010. Lease originations were $311 million for the quarter ended March 31, 2011, compared to $11 million for the quarter ended December 31, 2010. Loan and lease financing for new GM vehicles accounted for 38.8% of total loan and lease originations for the quarter ended March 31, 2011, compared to 19.0% for the quarter ended December 31, 2010. Finance receivables totaled $8.7 billion at March 31, 2011.

Finance receivables 31-to-60 days delinquent were 3.8% of the portfolio at March 31, 2011, compared to 5.3% at March 31, 2010. Accounts more than 60 days delinquent were 1.5% of the portfolio at March 31, 2011, compared to 2.2% a year ago.

Annualized net charge-offs were 4.0% of average finance receivables for the quarter ended March 31, 2011, compared to 7.6% for the quarter ended March 31, 2010.

The Company had total available liquidity of $710 million at March 31, 2011, consisting of $333 million of unrestricted cash, approximately $77 million of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,000 employees, 800,000 customers and $9 billion in auto receivables and leases. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

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Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s transition report on Form 10-K for the six month period ended December 31, 2010. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

On October 1, 2010, the Company was acquired by General Motors Holdings LLC, a wholly owned subsidiary of General Motors Company. The merger was accounted for under purchase accounting whereby the purchase price of the transaction was allocated to the assets acquired and liabilities assumed based upon fair market values. As a result of the purchase price allocation, the carrying value of GM Financial’s net finance receivables, deferred tax assets, credit facilities, securitization notes payable and uncertain tax positions increased. Additionally, goodwill of approximately $1.1 billion was established on October 1, 2010. The consolidated financial statements as of and for the three months ended March 31, 2011 (labeled “Successor”) reflect the change in basis from the application of purchase accounting. The consolidated financial statements for the periods prior to the merger (labeled “Predecessor”), have been prepared on the same basis as the audited financial statements included in the annual report on Form 10-K for the year ended June 30, 2010.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Thousands)

	Successor	Predecessor
	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Revenue:
Finance charge income	$267,846	$339,892
Other income	27,321	21,213

	295,167	361,105

Costs and expenses:
Operating expenses	76,406	75,215
Leased vehicles expenses	8,484	8,688
Provision for loan losses	39,424	74,583
Interest expense	40,617	106,584
Restructuring charges		220

	164,931	265,290

Income before income taxes	130,236	95,815

Income tax provision	52,998	32,609

Net income	$77,238	$63,206

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	Successor		Predecessor
	March 31,	December 31,	March 31,
	2011	2010	2010
Cash and cash equivalents	$333,183	$194,554	$497,329
Finance receivables, net	8,276,473	8,197,324	8,187,125
Restricted cash – securitization notes payable	1,003,455	926,082	989,356
Restricted cash – credit facilities	151,131	131,438	153,244
Property and equipment, net	44,673	47,290	38,838
Leased vehicles, net	316,425	46,780	117,037
Deferred income taxes	161,886	140,523	83,249
Goodwill	1,112,284	1,112,284
Other assets	210,698	122,463	157,473

Total assets	$11,610,208	$10,918,738	$10,223,651

Credit facilities	$1,411,884	$831,802	$658,137
Securitization notes payable	6,061,281	6,128,217	6,462,494
Senior notes	69,962	70,054	70,620
Convertible senior notes	1,446	1,446	408,539
Accounts payable and accrued expenses	122,945	97,169	167,286
Taxes payable	177,823	160,712	59,356
Intercompany taxes payable	97,031	42,214
Interest rate swap agreements	33,767	46,797	83,946
Other liabilities	21,851	10,219	11,840

Total liabilities	7,997,990	7,388,630	7,922,218

Shareholders’ equity	3,612,218	3,530,108	2,301,433

Total liabilities and shareholders’ equity	$11,610,208	$10,918,738	$10,223,651

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$77,238	$63,206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,868	18,351
Accretion and amortization of fees	(2,936)	717
Amortization of finance receivables premium	67,927
Amortization of debt discount	(23,117)
Provision for loan losses	39,424	74,583
Deferred income taxes	(21,789)	(68,794)
Stock-based compensation expense	2,925	4,604
Other	(8,844)	(2,950)
Changes in assets and liabilities:
Other assets	11,521	40,358
Accounts payable and accrued expenses	(12,765)	59,202
Taxes payable	17,117	2,301
Intercompany taxes payable	54,817

Net cash provided by operating activities	219,386	191,578

Cash flows from investing activities:
Purchases of receivables	(1,134,782)	(610,643)
Principal collections and recoveries on receivables	954,291	952,548
Net purchases of leased vehicles	(307,326)
Net change in restricted cash and other	(110,886)	(144,897)

Net cash (used) provided by investing activities	(598,703)	197,008

Cash flows from financing activities:
Net change in credit facilities	581,011	(51,790)
Net change in securitization notes payable	(45,058)	(129,064)
Retirement of debt		(20,425)
Other net changes	(17,809)	(9,646)

Net cash provided (used) by financing activities	518,144	(210,925)

Net increase in cash and cash equivalents	138,827	177,661
Effect of Canadian exchange rate changes on cash and cash equivalents	(198)	24
Cash and cash equivalents at beginning of period	194,554	319,644

Cash and cash equivalents at end of period	$333,183	$497,329

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Loan origination volume	$1,137,921	$934,812	$623,855

Average finance receivables	8,666,189	8,679,506	9,042,982

Loans securitized	848,810	742,708	$927,758

Lease origination volume	$310,947	$10,655

	Successor		Predecessor
	March 31,	December 31,	March 31,
	2011	2010	2010
Finance receivables:
Pre-acquisition finance receivables	$6,744,752	$7,724,188	$8,810,374
Post-acquisition finance receivables	2,004,813	923,713

	8,749,565	8,647,901	8,810,374
Add purchase accounting premium	355,629	423,556
Less non-accretable discount on:
Pre-acquisition finance receivables	(763,306)	(847,781)
Less allowance for loan losses on:
Post-acquisition finance receivables	(65,415)	(26,352)
Pre-acquisition finance receivables			(623,249)

	$8,276,473	$8,197,324	$8,187,125

Non-accretable discount as a percentage of ending pre-acquisition finance receivables	11.3%	11.0%

Allowance for loan losses as a percentage of ending post-acquisition finance receivables	3.3%	2.9%

Allowance for loan losses as a percentage of ending pre-acquisition finance receivables			7.1%

	March 31, 2011	March 31, 2010

Delinquency as a percent of ending finance receivables:
31 - 60 days	3.8%	5.3%
Greater than 60 days	1.5	2.2

Total	5.3%	7.5%

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2011	2010
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	5.2%	7.1%

Net charge-offs	$84,836	$168,393

Annualized net charge-offs as a percent of average finance receivables	4.0%	7.6%

Net recoveries as a percent of gross repossession charge-offs	51.7%	44.9%

Components of net margin:

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2011	2010

Finance charge income	$267,846	$339,892
Other income	27,321	21,213
Interest expense	(40,617)	(106,584)

Net margin	$254,550	$254,521

Annualized net margin as a percent of average finance receivables:

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2011	2010
Finance charge income	12.5%	15.2%
Other income	1.3	0.9
Interest expense	(1.9)	(4.7)

Net margin	11.9%	11.4%

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2011	2010
Operating expenses	$76,406	$75,215

Annualized operating expenses as a percent of average finance receivables	3.6%	3.4%

Contact:

  Caitlin DeYoung

  (817) 302-7394